STAKE TECHNOLOGY LTD.
                                 2838 Highway 7
                         Norval, Ontario, Canada L0P 1K0
                        T:(905) 455-1990 F:(905) 455-2529

================================================================================
              NOTICE OF ANNUAL and SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 18, 2003
================================================================================

To the holders of the Common Shares of Stake Technology Ltd:

Notice is hereby given that the Annual and Special Meeting of Shareholders of STAKE TECHNOLOGY LTD. (the "Company") will be held on June 18, 2003 at 4:00 p.m. local time, in the "Windsor Ballroom" at Le Royal Meridien, King Edward Hotel, 37 King Street East, Toronto, Canada for the following purposes:

1. to receive the Audited Consolidated Financial Statements of the Company for the year ended December 31, 2002 and the Auditors' Report thereon;

2.    to elect ten Directors;

3. to appoint Auditors of the Company for 2003 and to authorize the Directors to fix their remuneration;

4. to consider, and if deemed advisable pass, as a special resolution, a resolution authorizing the Company to apply for amending articles changing the name of the Company to SunOpta Inc. A copy of the special resolution is annexed to the Information Circular as Exhibit "B".

5. to approve the Employee Stock Purchase Plan that is annexed to the Information Circular as "Exhibit "C", and

6. to consider and take action upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

This Notice is accompanied by a Form of Proxy, Information Circular, the Annual Report of the Company which includes the Audited Consolidated Financial Statements for the year ended December 31, 2002, a Return Card for shareholders to request continued information plus an envelope to return the Proxy and Return Card.

All shareholders are cordially invited to attend the meeting.

DATED this 28th day of April, 2003

                                        By Order of the Board of Directors


                                        Jeremy N. Kendall
                                        Chairman and Chief Executive Officer

--------------------------------------------------------------------------------
   In order to be represented by proxy at the Annual and Special Meeting, you must complete and submit the enclosed Form of Proxy or other appropriate
                                 Form of Proxy.
--------------------------------------------------------------------------------

                              STAKE TECHNOLOGY LTD.
                                 2838 Highway 7
                             Norval, Ontario, Canada
                                     L0P 1K0

                                   ----------

                    INFORMATION CIRCULAR and PROXY STATEMENT

                     SOLICITATION AND REVOCATION OF PROXIES

THIS INFORMATION CIRCULAR AND PROXY STATEMENT ("Information Circular") IS FURNISHED IN CONNECTION WITH THE SOLICITATION BY THE MANAGEMENT OF STAKE TECHNOLOGY LTD. ("the Company") OF PROXIES FOR USE at the Annual and Special Meeting ("the Meeting") of Shareholders to be held on June 18, 2003 at 4:00 p.m. local time, in the "Windsor Ballroom" at Le Royal Meridien King Edward Hotel, 37 King Street East, Toronto, Ontario, Canada and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual and Special Meeting of Shareholders.

The Company expects to mail this Information Circular and the accompanying form of Proxy on or about May 16, 2003.

Any shareholder giving a Proxy may revoke it at any time before it is exercised. A Proxy given pursuant to this solicitation may be revoked by instrument in writing executed by the shareholder or his or her attorney duly authorized in writing and deposited either at the corporate office of the Company at 2838 Highway 7, Norval, Ontario, Canada L0P 1K0, at any time prior to the date of the meeting at which the proxy is to be used, or by delivering it prior to a vote to the Chairman of the meeting on the day of the meeting or any adjournment thereof.

The persons named in the form of Proxy are Directors and Officers of the Company and will vote the shares in respect of which they are appointed Proxy holders in accordance with the directions of the shareholder appointing them. IN THE ABSENCE OF SUCH DIRECTION, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS AUDITORS, FOR THE CHANGE OF THE COMPANY'S NAME TO "SUNOPTA INC." AND FOR THE ADOPTION OF THE EMPLOYEE STOCK PURCHASE PLAN.

If a shareholder appoints some person other than the persons named in the form of Proxy to represent him or her, such person will vote the shares in respect of which he or she is appointed proxy holder in accordance with the directions of the shareholder appointing him or her. In the absence of such direction, such person may vote such shares at his or her discretion.

The enclosed form of Proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the Notice of Meeting, or other matters, which may properly come before the Meeting. At the time of printing this Information Circular, the management of the Company knows of no such amendments, variations or other matters to come before the Meeting.

The Company will bear the cost of preparing, assembling and mailing all proxy materials that may be sent to the Shareholders in connection with this solicitation. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies without additional compensation, by telephone, fax or e-mail. The Company does not expect to pay any additional compensation for the solicitation of proxies.

The Annual Report of the Company, which contains the Audited Consolidated Financial Statements for the fiscal year ended December 31, 2002, accompanies this Information Circular. Receipt at the Meeting of the Audited Consolidated Financial Statements of the Company for the year ended December 31, 2002 and the auditors' report thereon will not constitute approval or disapproval of any of the matters referred to in such reports and statements.

Unless otherwise indicated, all dollar amounts herein are expressed in US dollars.

                                VOTING SECURITIES

The Board of Directors has fixed April 28, 2003 as the record date for determining shareholders entitled to Notice of the Meeting.

Shareholders of Common Shares of record on April 28, 2003 are entitled to one vote for each share registered in the name of the shareholder on each matter properly brought before the Meeting. As of April 28, 2003 there were 42,616,999 common shares issued and outstanding.

Item 1 - ELECTION OF DIRECTORS

Ten directors will be elected to serve until the next Annual Meeting or until their successors are elected. There are no family relationships among the Directors. The accompanying form of proxy will be voted for the election as Director of the nominees listed below, unless the proxy contains contrary instructions. Each of the nominees has consented to be named herein and to serve as a Director. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve as a Director. However, in the event that any of the nominees should become unable to serve as a Director, the persons named in the accompanying form of proxy reserve the right to vote for another person at their discretion. The Board of Directors of the Company has been established at a minimum of five and a maximum of fifteen and presently consists of eleven directors. The Board has determined to reduce the number of directors to be elected to ten effective June 18, 2003.

The following are Management's nominees:

a) Identification of Directors:

The following table shows certain information as of April 28, 2003, with respect to the Company's nominees as Directors, all of whom are currently Directors:

==============================================================================================================
Name                         Age     Year First                             Position with
                                      Elected                                   Company
Directors:                            Director
                                      /Officer
--------------------------------------------------------------------------------------------------------------
Jeremy N. Kendall            63         1978         Chairman of the Board, CEO & Director
==============================================================================================================
Cyril A. Ing                 70         1984         Secretary and Director
==============================================================================================================
Joseph Riz                   55         1986         Director
==============================================================================================================
James Rifenbergh             72         1996         Director
==============================================================================================================
Allan Routh                  52         1999         Director and President of the Grains & Soy Products Group
==============================================================================================================
Dennis Anderson              58         2000         Director
==============================================================================================================
Katrina Houde                44         2000         Director
==============================================================================================================
Camillo Lisio                49         2001         Director
==============================================================================================================
Stephen Bronfman (A)         39         2001         Director
==============================================================================================================
Robert Fetherstonhaugh (A)   47         2001         Director
==============================================================================================================

(A) Pursuant to a subscription agreement between the Company and Claridge and the Claridge Group dated September 28, 2001, so long as a member of the Claridge Group remains the beneficial owner of at least five percent (5%) of the Company's issued and outstanding common shares, the Company will nominate for election and recommend to its shareholders a person designated by Claridge to serve on the Company's Board of Directors. For so long as the beneficial holdings of Claridge shall be at least fifteen percent (15%) of the Company's issued and outstanding common shares, the Company shall nominate a second designee of Claridge. Claridge currently beneficially owns more than fifteen percent (15%) of the Company's issued and outstanding common shares. Messrs. Bronfman and Fetherstonhaugh presently serve on the Company's Board of Directors pursuant to this agreement.

b) Committees of the Board:

The Company presently has two Committees (1) Audit Committee; and (2) Corporate Governance Committee (which also acts as the Compensation Committee). The Company is not required to have an Executive Committee. The Board has appointed individuals from its members to serve on these committees. The membership of these two committees is composed entirely of non-employee directors.

(c) Set forth below is a biographical description of each Director of the
Company:

Jeremy Kendall has served as a Director of the Company since September 1978. In June 1983, he was elected Chairman of the Board and Chief Executive Officer of the Company. He is Chairman of the Board of all of the Company's subsidiaries except 1108176 Ontario Limited. He is also Chairman of Jemtec Inc. (6/91 to present) and Easton Minerals Ltd. (1/95 to present). In the past 5 years, Mr. Kendall has served on the following Boards of Directors: BI Inc. (9/81 to

11/00), Brigdon Resources Inc. (6/93 to 2/99), Redaurum Ltd. (6/94 to 12/98) and Wisper Inc. (6/95 to 3/02). Mr. Kendall is also a Director of a number of private and charitable organizations.

Cyril Ing is a Professional Engineer, was elected a Director in January 1984 and became an employee in August 1985. He was an independent consultant specializing in engineering projects involving the combustion of biomass from May of 1982 to August 1985. Mr. Ing retired from full time employment in March 1990. For the 10 years prior to retirement he was President of the Conat Group, a holding company, whose major subsidiary, Westair Systems Inc., is a distributor and manufacturer of industrial dehumidification equipment. In the past 5 years, Mr. Ing has served on the following Boards of Directors: Wisper Inc. (11/99 to present) and Jemtec Inc. (11/99 to present).

Joseph Riz was elected a Director of the Company in July 1986 and currently serves as Chairman of the Company's Audit Committee and as a member of the Corporate Governance Committee. He is presently Managing Director of Tricapital Management Ltd., a merchant banking and financial advisory firm. From 1983 to 1985 he was an Executive Vice President of Crowntek, Inc.. In the past 5 years, Mr. Riz has served on the Board of Directors of Telepanel Systems Inc. (4/89 to present).

James Rifenbergh was elected to the Board of Directors in April 1996 and currently serves on the Audit Committee. Mr. Rifenbergh is Past President and Chairman of Brown Printing Company of Waseca, Minnesota, a large printing company with plants throughout the United States. He is also a Director of a number of other private companies and organizations. In the past 5 years, Mr. Rifenbergh has not served on any other reporting issuers.

Allan Routh was elected to the Board of Directors in September 1999. Mr. Routh is President of the Company's Grains and Soy Products Group, and prior to that was Chief Executive Officer of the SunRich Food Group, Inc., a wholly-owned subsidiary of the Company. Mr. Routh has been involved in the soy industry since 1984. Mr. Routh is presently serving a term on the Board of Directors of the Soyfoods Association of North America and served as its President between 1999 and 2000. In the past 5 years, Mr. Routh has not served on any other reporting issuers Board of Directors.

Dennis Anderson was elected to the Board of Directors in September 2000. Mr. Anderson was the Executive Vice President of the SunRich Food Group, Inc., a wholly owned subsidiary of the Company prior to stepping down from day to day operations in June 2002. Mr. Anderson was the owner of Northern Food and Dairy, Inc. for five years prior to it's acquisition by the Company. In the past 5 years, Mr. Anderson has not served on any other reporting issuers Board of Directors.

Katrina Houde was elected to the Board of Directors in December 2000. Ms. Houde is currently an independent consultant and serves as a member of the Audit Committee. For the five years prior to her election to the Company's Board, Ms. Houde was with Cuddy International Corp., a large international poultry company with 2,200 employees worldwide. Ms. Houde held several senior executive positions at Cuddy International Corp., and served as President of Cuddy Food Products. In the past 5 years, Ms. Houde has not served on any other reporting issuers Board of Directors.

Camillo Lisio spent 18 years with Saputo Inc., most recently as President and Chief Operating Officer, until his decision to pursue other business and personal interests in 2001. He was elected to the Board of Directors in 2001 and serves on the Corporate Governance Committee as Chairman. Mr. Lisio has been active in business and civic affairs. In addition to serving on the Board of Directors of Saputo Inc., he was also a director of the Santa Cabrini Hospital, the International Dairy Foods Association and the National Dairy Council of Canada. Early in his career, he was with CFMB, a multilingual radio station in Montreal, where as interim President, he transitioned the station following the death of the founder. In the past 5 years, Mr. Lisio has served on the following Boards of Directors: Saputo Inc. (3/98 to 4/01) and Uniforet Inc. (10/98 to 4/01).

Stephen Bronfman is Chairman of Claridge Inc. The Claridge group currently owns approximately 19.9% of the issued and outstanding common shares of the Company. Mr. Bronfman has been active in numerous business and civic affairs. Mr. Bronfman sits on the Board of Directors of The David Suzuki Foundation; The Saidye Bronfman Centre for the Arts; The Samuel and Saidye Bronfman Family Foundation; and The Summit School Foundation. In the past five years Mr. Bronfman served on the Board of Directors of The Seagram Company, Ltd. and was Co-Chairman of the Executive Committee of the Montreal Expos Baseball Club and Co-Chairman of Grand Entertainment.

Robert Fetherstonhaugh is a Chartered Accountant and is the President of Claridge Inc. He was elected to the Board of Directors in 2001 and serves on the Corporate Governance Committee as the Chairman. Mr. Fetherstonhaugh has a broad business background both in North America and internationally, previously serving as Deputy Chairman of Trader Classified Media, an international publishing company, and a former partner at KPMG. In the past five years Mr. Fetherstonhaugh served as a director of Trader Classified Media and Cryopak Industries Inc.

(d) Director not standing for re-election:

Mr. Larry (Andy) Anderson is retiring from the Board and thus will not be standing for re-election as a Director of the Company.

     SECURITY OWNERSHIP OF CERTAIN OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information concerning share ownership of all persons as known by the Company to own beneficially 5% or more of the Company's outstanding Common Shares and all directors and officers of the Company as a group as of April 28, 2003.

========================================================================================================
             Name and Address                  Class of     Amount of Ownership     Percent of Class (2)
                 of Holder                      Share
--------------------------------------------------------------------------------------------------------
Claridge Israel LLC                             Common          8,481,812                  19.9%
c/o Davies Ward Phillips & Vineberg LLP
625 Madison Avenue Floor 12
New York, New York 10022 (3)
========================================================================================================
Gruber & McBaine Capital Management             Common          3,416,600                   8.0%
50 Osgood Place, San Francisco
California USA 94133 (4)
========================================================================================================
Dennis Anderson                                 Common          2,806,335                   6.6%
2214 Geneva Road NE, Alexandria
Minnesota USA 56308 (3)
========================================================================================================
All Directors and Executive Officers          Common (1)        1,796,570(a)                4.2%(a)
As a group (sixteen)-(a) excluding Dennis                       4,602,905(b)              10.82%(b)
Anderson who is disclosed above and
(b) not excluding Mr. Anderson's shares
========================================================================================================

(1) For details of shares owned by Executive Officers and Directors see Share Ownership of Directors and Executive Officers below.

(2) Percentage ownership is calculated based on total Common Shares outstanding at April 28, 2003 of 42,616,999. This total does not include warrants or options that have vested or have not yet vested.

(3)   Record and beneficial holder.

(4)   Beneficial holders not known.

Share Ownership of Directors and Executive Officers as at April 28, 2003 is set forth below:

=============================================================================================================
                                                            Number of Shares Beneficially
                  Name                         Class of     Owned/Number of Vested Options      Percentage of
                Directors:                      Shares                    (2)                     Class (1)
-------------------------------------------------------------------------------------------------------------
Jeremy N. Kendall                               Common               457,317/369,000                1.87%
-------------------------------------------------------------------------------------------------------------
Cyril A. Ing                                    Common                 61,335/68,875                0.30%
-------------------------------------------------------------------------------------------------------------
Joseph Riz                                      Common                 33,600/69,500                0.23%
-------------------------------------------------------------------------------------------------------------
James Rifenbergh                                Common               313,448/119,500                0.98%
-------------------------------------------------------------------------------------------------------------
Allan Routh                                     Common               553,781/140,000                1.57%
-------------------------------------------------------------------------------------------------------------
Dennis Anderson                                 Common               2,806,335/6,000                6.37%
-------------------------------------------------------------------------------------------------------------
Larry (Andy) Anderson                           Common                 367,089/4,500                0.84%
-------------------------------------------------------------------------------------------------------------
Katrina Houde                                   Common                      0/22,000                0.05%
-------------------------------------------------------------------------------------------------------------
Camillo Lisio                                   Common                      0/22,000                0.05%
-------------------------------------------------------------------------------------------------------------
Stephen Bronfman                                Common                      0/16,000                0.04%
-------------------------------------------------------------------------------------------------------------
Robert Fetherstonhaugh                          Common                      0/16,000                0.04%
-------------------------------------------------------------------------------------------------------------
All Directors and Executive Officers as a       Common             4,602,905/930,875               12.54%
group (fourteen)
=============================================================================================================

(1) Percentage ownership is calculated based on 42,616,999 total common shares outstanding at April 28, 2003, plus all common shares subject to options currently exercisable, which at April 28, 2003 totaled 1,501,270 and of which 930,875 are related to Directors and Officers noted above. The remaining 581,395 are options vested to other officers and employees of the Company. This calculation does not include options that have not vested or warrants or underwriter options/warrants currently outstanding. Therefore, the "Percentage of Class" column is based on 44,118,269 common shares.

(2)   The exercise price of vested options range from $1.06 to $3.72

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and Executive Officers to file reports of holdings and transactions in the Company's shares with the SEC and NASDAQ. Based on our records and other information, we believe that in 2002 our Directors and Executive Officers met, on a timely basis, all applicable SEC filing requirements.

                             EXECUTIVE COMPENSATION

The following tables set forth all remuneration paid by the Company and its subsidiaries during the last three years ended December 31, 2002, 2001, and 2000 to its CEO and top six Executive Officers/Divisional Presidents earning in excess of US$100,000:

                           SUMMARY COMPENSATION TABLE

                                                             Annual Compensation                Awards                 Payouts
==============================================================================================================================
Name and Principal Occupation        Year      Salary       Bonus   Other Annual   Restricted   Option    LTIP      All Other
                                                                    Compensation     Stock       SARs   Pay-outs  Compensation
                                                                         (3)         Awards                            (4)
------------------------------------------------------------------------------------------------------------------------------
Jeremy N. Kendall - CEO              2002     $176,391     $18,149     $11,173         --         --       --             --
                                     2001     $167,332     $13,347     $14,001         --         --       --       $269,123
                                     2000     $169,263     $45,590     $ 6,910         --         --       --             --
------------------------------------------------------------------------------------------------------------------------------
Steven R. Bromley - Executive        2002     $118,926     $ 6,992     $18,056         --         --       --             --
Vice President & CFO (5)             2001     $ 60,282     $ 6,236     $10,425         --         --       --             --
------------------------------------------------------------------------------------------------------------------------------
David Kruse - President,             2002     $ 86,730       3,828     $10,246         --         --       --             --
Environmental Industrial Group       2001     $ 83,925     $ 1,358     $11,049         --         --       --       $ 12,345
                                     2000     $ 62,618     $ 8,457     $12,345         --         --       --             --
------------------------------------------------------------------------------------------------------------------------------
Allan Routh - Director and           2002     $130,000          --     $ 2,906         --         --       --             --
President of the Grains & Soy        2001     $116,923     $40,000     $ 5,370         --         --       --             --
Products Group                       2000     $110,000     $20,000     $ 6,555         --         --       --             --
------------------------------------------------------------------------------------------------------------------------------
Dennis Anderson - Director and       2002           --     $19,878          --         --         --       --             --
Executive Vice President of          2001     $130,960     $18,689     $ 2,619         --         --       --             --
Operations of the SunRich Food       2000     $ 18,689          --     $   761         --         --       --             --
Group (1)
------------------------------------------------------------------------------------------------------------------------------
Arthur J. McEvily - President of     2002     $ 17,833          --          --         --         --       --             --
the Specialty Food Ingredients
Group (2)
------------------------------------------------------------------------------------------------------------------------------

(1)   Mr. Dennis Anderson did not receive a salary in 2002.

(2) Arthur McEvily joined the Company in December 2002; therefore his compensation reflects the month of December, 2002 only.

(3) Other Annual Compensation represents taxable benefits for automobile personal use or reimbursement of costs, life insurance, retirement savings contributions, and interest on short-term loans.

(4) All Other Compensation is the value received over exercise price of stock options exercised.

(5) Mr. Bromley joined the Company in June 2001 and therefore had no remuneration from the Company in 2000.

John Taylor, President and COO resigned his office and directorship from the Company effective January 31, 2003. Mr. Taylor's annual salary for 2002 was $110,921 plus benefits. In the first quarter of 2003 Mr. Taylor exercised 201,000 options for net proceeds to the Company of $369,078.

The following table contains information concerning individual grants of stock options made during the last completed fiscal year, to the following Executive
Officers:

             OPTION GRANTS IN PAST FISCAL YEAR TO EXECUTIVE OFFICERS

===============================================================================================================================
       Name               Options     % of Total Options     Exercise on    Expiration Date       Potential Realizable Value at
                        Granted (1)       Granted to          base price                          Assumed Annual rates of Stock
                                      Employees in Fiscal    (US$/Share)                          Price Appreciation for Option
                                             Year                                                            term (2)
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                      5%                 10%
-------------------------------------------------------------------------------------------------------------------------------
Jeremy N. Kendall -        40,000             9.7%              $3.00           12/16/07           $32,850            $ 73,261
CEO
-------------------------------------------------------------------------------------------------------------------------------
Steven R. Bromley -        30,000            18.1%              $2.15           03/11/07           $14,717            $ 31,902
Executive Vice             20,000                               $3.07           08/13/07           $15,875            $ 34,863
President & CFO            25,000                               $3.00           12/16/07           $20,531            $ 45,331
                           ------                                                                  -------            --------
                           75,000                                                                  $51,123            $112,096
===============================================================================================================================

(1) 20% of options granted are exercisable immediately with the remainder exercisable equally over the next four years on the anniversary of the grant date.

(2) The potential realizable value is calculated based upon the term of the option at its time of grant. It is calculated assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price.

Aggregate Option Exercises in 2002 and Year-End Option Values

The following table details certain information concerning exercises of stock options by the named Executive Officers during fiscal year ended December 31, 2002 and the value of unexercised options at December 31, 2002:

                         DECEMBER 31, 2002 OPTION VALUES

=========================================================================================================================
               (a)                                       (b)                                       (c)
-------------------------------------------------------------------------------------------------------------------------
              Name                       Number of Unexercised Options at    Value of Unexercised in the Money Options at
                                          12/31/02 Vested/Not Yet Vested            12/31/02 Vested/Not Yet Vested
-------------------------------------------------------------------------------------------------------------------------
Jeremy N. Kendall - CEO                            369,000/33,500                           $471,672/$5,025
=========================================================================================================================
Steven R. Bromley - Executive Vice                  35,000/90,000                           $39,470/$72,600
President & CFO
=========================================================================================================================
David Kruse - President,                            23,500/1,500                            $41,941/$3,131
Environmental Industrial Group
=========================================================================================================================
Allan Routh - Director and President               140,000/60,000                          $292,180/$125,220
of the Grains & Soy Products Group
=========================================================================================================================
Dennis Anderson- Director and                        6,000/4,000                            $11,022/$7,348
Executive Vice President of the
Sunrich Food Group
=========================================================================================================================

(1) These amounts represent the difference between the exercise price of the stock options and the closing price of the Company's common shares on the last trading day of the year on the NASDAQ Small Cap market. On December 31, 2002, the closing price was U.S. $ 3.15.

No Executive Officers exercised options during 2002.

Executive employment contracts

Mr. Jeremy Kendall, Chairman & CEO, entered into an employment contract with the Company in October 2001 for a period through February 26, 2020. The contract anticipates that on February 26, 2005, his 65th birthday, Mr. Kendall may elect to relinquish the role of CEO and maintain being the Chairman of the Board, subject to shareholder and Board approval, at a reduced level of compensation. The contract provides for consulting fees to be paid on a sliding scale over time until February 20, 2020 to Mr. Kendall or his spouse. These consulting fees are to be paid even if Mr. Kendall retires fully, the Company no longer requires his services or if Mr. Kendall passes away before February 26, 2020.

Mr Allan Routh, President of the Grains & Soy Products Group has an annual employment contract of a minimum base salary of $100,000, renewable on a mutual basis between Mr. Routh and the Company each August 1st.

Mr. Arthur McEvily, President of the Specialty Food Ingredients Group has an employment contract including provisions for termination with or without cause.

None of the other executives listed in the Summary Compensation Table above have employment contacts.

                       INDEBTEDNESS OF DIRECTORS/OFFICERS

Mr. Kendall, Chairman & CEO is indebted to the Company for $38,542 as at December 31, 2002 and as at April 28, 2003. The original loan proceeds were provided to Mr. Kendall for the purchase of a vehicle used by Mr. Kendall to conduct the Company's business. The interest rate on this loan is 5%. The highest balance during the year was $50,938.

                            COMPENSATION OF DIRECTORS

In addition to annual grants of options, Directors who are not Company employees receive an annual retainer of CDN $4,000, a directors fee of CDN $1,500 for each board meeting attended in person as well as CDN $500 for participating in committee meetings and telephone meetings. In addition, all Directors are reimbursed for travel and administrative expenses to attend meetings and manage their Board responsibilities. The Corporate Secretary receives an additional CDN $500 per quarter for his additional responsibilities.

                   DIRECTORS' AND OFFICERS LIABILITY INSURANCE

The Company's comprehensive insurance policies include coverage, which indemnifies the directors and officers of the Company. The approximate annual cost of this coverage is $75,000 and the policy contains a deductible of $67,000 for Canadian claims and $167,000 for U.S. claims and does not cover liability for failure to act honestly and in good faith.

The Company has also provided run-off insurance to the Directors of the Board Opta Food Ingredients Inc prior to the acquisition by the Company. This insurance provides coverage for a period of six years for any undisclosed claims that may still arise during the former Boards tenure.

           INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

On December 4, 2002, Stake issued to Claridge Israel LLC (Claridge), the Company's largest shareholder, a $5 million convertible debenture. If not converted the debenture is due and fully payable on November 30, 2004. Interest is payable quarterly at an annual rate of 5.5%. The debenture is convertible at the option of the holder at any time after November 30, 2003 or earlier under certain circumstances at the conversion price of $3.00 per common share. The Company has the option to repay the debenture at anytime subject to certain restrictions within its amended and restated banking facility. In addition, the Company issued Claridge 250,000 warrants exercisable into an equivalent number of common shares of the Company at a price of $3.25 per common share. These warrants expire November 30, 2004. Claridge has collateralised the convertible debenture with a second priority security interest on certain of the Company's Canadian and U.S properties.

                     ATTENDANCE AND COMMITTEES OF THE BOARD

Board Meetings and Attendance

During 2002 the Board of Directors held four regularly scheduled meetings and four special telephonic meetings. All board members attended 75% of the meetings of the Board and Committees in which they served, with the exception of Mr. Dennis Anderson and Mr. Stephen Bronfman.

Corporate Governance Committee

The following three Directors are members of the Corporate Governance Committee:
Camillo Lisio (Chairman), Joseph Riz and Robert Fetherstonhaugh.

Mr. Lisio is Chairman of the Corporate Governance Committee. This committee also acts as the Company's Compensation Committee. The Company and the Corporate Governance Committee have developed a set of formal Corporate Governance Policies that are monitored on an ongoing basis to ensure that the Company is in compliance with its Corporate Governance Policies (See "Corporate Governance Disclosure").

The function of the Corporate Governance Committee, in its capacity of the Compensation Committee, is to determine the compensation of the CEO as well as to review and approve the compensation recommended by the CEO for all other Senior Officers and employees of the Company. In addition, this committee oversees the Option Plans of the Company.

The Governance Committee met formally four times during 2002. In addition, several telephonic meetings were held during the year for administrative matters connected to the responsibilities of this Committee.

Audit Committee

The following three independent Directors are members of the Audit Committee:
Joseph Riz, James Rifenbergh and Katrina Houde.

Mr. Riz is Chairman of the Audit Committee. The Audit Committee's duties and responsibilities are documented in a formal Audit Committee Charter. These duties include (a) providing oversight of the financial reporting process and management's responsibility for the integrity, accuracy and objectivity of financial reports and related financial reporting practices; (b) recommending to the Board of Directors the appointment of the Company's auditors; (c) providing oversight of the adequacy of the Company's system of internal and related disclosure controls; and (d) providing oversight of management practices relating to ethical considerations and business conduct, including compliance with laws and regulations. A copy of the Audit Committee Charter, adopted in November, 2001, is attached as Exhibit A.

The Audit Committee meets formally four times a year, once to review the Form 10-K and annual Audited Consolidated Financial Statements and before each quarter's earnings are filed to review interim financial statements and Form 10-Q which is filed with the Securities and Exchange Commission/NASDAQ in the U.S. and the Toronto Stock Exchange and Ontario Securities Commission in Canada. Other meetings may be held as at the discretion of the Chair of the Audit Committee. During 2002, the Audit Committee met four times. The Audit Committee has free and unfettered access to PricewaterhouseCoopers LLP, the Company's auditors.

During 2002 the committee implemented a company wide policy related to reporting of concerns in accounting or internal controls. This policy gives all employees of the Company direct access to the Audit Committee for concerns dealing with accounting practices, internal controls or other matters affecting the Company's well being.

                          REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Company has reviewed and discussed with Senior Management the Audited Consolidated Financial Statements of the Company for the fiscal year ended December 31, 2002. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the independent auditors of the Company, the matters required to be discussed by the Statement on Auditing Standards (SAS) No.61 (Communication with Audit Committee), amended by SAS No. 89 (Audit Adjustments) and SAS No. 90 (Audit Committee Communication). The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1

(which relates to the auditor's independence from the Company and its related entities) and the Audit Committee has discussed with PricewaterhouseCoopers LLP their independence as auditor of the Company. Based on the review and discussions, the Audit Committee of the Company has recommended to the Board of Directors and the Board has approved that the Audited Consolidated Financial Statements of the Company be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

This report is dated as of March 19, 2003 and has been submitted by Joseph Riz (Chairman), James Rifenbergh, and Katrina Houde, all of the members of the Audit Committee.

The information contained in this Audit Committee report to the Board of Directors shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

                         CORPORATE GOVERNANCE DISCLOSURE

Statement of Stake Technology Ltd's Corporate Governance Practices

                      Guidelines                                       Practices
                      ----------                                       ---------
1.          The Board of the Directors        In accordance with the Canada Business Corporations Act, the
            is responsible for the            business of the Company is managed under the direction of
            stewardship of the Company,       its Board of Directors. The Chairman and Chief Executive
            and specifically for              Officer makes recommendations to the Board of Directors with respect to matters of corporate policy after discussion,
                                              when appropriate, with the members of Senior Management. The
                                              Board of Directors then takes the decisions which it deems appropriate and supervises the execution of such decisions and reviews the results obtained.

a.          adoption of a strategic           The duties of the Board of Directors includes the review on
            planning process                  an annual basis of the three-year strategic plan for each
                                              operating group of the Company.

b.          identification of principal       The Board of Directors' duties includes the review of
            risks, and implementing risk      overall business risks and of the Company's practices and
            managing systems                  policies for dealing with these risks.

                                              In addition, the Audit Committee assesses principal risks
                                              which the Company faces and, where appropriate, proposes the implementation of risk management systems.

c.          succession planning and           The Corporate Governance Committee reviews, reports, and
            monitoring senior management      where appropriate, provides recommendations to the Board of
                                              Directors on succession planning matters and, with the Audit
                                              Committee and the Board of Directors, monitors the
                                              performance of senior management.

d.          communications policy             Each of the Board of Directors and the Audit Committee
                                              reviews, and where required, approves statutory disclosure documents prior to their distribution to shareholders.

                                              In addition, the Company has a shareholder relations process to respond to shareholder questions and concerns. All
                                              communications from shareholders are referred to the
                                              Chairman or the appropriate Corporate Officer for response.
                                              Management promptly advises the Board of Directors if any
                                              significant issues are raised by shareholders. In addition, the Company communicates with its shareholders, securities analysts and the media regularly on developments in its
                                              business and results, through the annual report, interim
                                              financial statements and reports to shareholders, press
                                              releases and material change reports, as per the
                                              Communications Policy.

e.          integrity of internal             The Board of Directors' duties includes the assessment of
            control and management            the integrity of the Company's internal controls and
            information systems               information systems. In addition, the Audit Committee has
                                              oversight responsibility of internal controls and management information systems.

2.          Majority of Directors should      The Board of Directors is composed of eleven persons. Of the
            be "unrelated" (independent       eleven Directors, six are "unrelated" under the Guidelines
            of management and free from       and the five others are Senior Officers or beneficially hold
            conflicting interest) to the      over 10% of the outstanding shares of the Company. The
            Company and the Company's         composition of the Board of Directors fairly reflects,
            significant shareholder, if       therefore, the investment in the Company by the
            any.                              shareholders.

3.          Disclose for each Director        Jeremy N. Kendall         Related      Chairman and Chief Executive
            whether he is related, and                                               Officer
            how that conclusion was           Allan Routh               Related      Director and President of the
            reached                                                                  Grains and Soy Products Group
                                              Larry (Andy) Anderson     Related      Director and Part-time Financial
                                                                                     Officer Food Operations
                                              Robert Fetherstonhaugh    Related      Claridge is the beneficial owner of
                                                                                     greater than 10% of the outstanding
                                                                                     shares of the Company
                                              Stephen Bronfman          Related      Claridge is the beneficial owner
                                                                                     of greater than 10% of the
                                                                                     outstanding shares of the Company
                                              Dennis Anderson           Unrelated    Director
                                              Cyril A. Ing              Unrelated
                                              Joesph Riz                Unrelated
                                              James Rifenbergh          Unrelated
                                              Katrina Houde             Unrelated
                                              Camillo Lisio             Unrelated

4.          Appoint a Committee of            The Chairman of the Board or other Directors submit to the
            Directors responsible for         Corporate Governance Committee candidates to fill vacancies
            proposing to the full Board       on the Board of Directors. If the candidacy is endorsed by
            of Directors new nominees to      the Corporate Governance Committee, it is then submitted to
            the Board and for assessing       the approval of the Board of Directors. New Directors are
            Directors on an ongoing           then included in an orientation and education program (see
            basis                             Item 6).

5.          The Corporate Governance          The Corporate Governance Committee is composed of three
            Committee is composed             outside Directors.
            exclusively of outside
            Directors

6.          Implement a process for           An annual review of Board members is undertaken by the
            assessing the effectiveness       Corporate Governance Committee with advice from the Chairman
            of the Board of Directors,        and CEO.
            its Committees and
            individual Directors in
            accordance with overall
            Governance Policy

7.          Provide orientation and           New Directors participate in an initial information session
            education programs for new        on the Company in the presence of Management
            Directors                         representatives. In addition, they are furnished with
                                              appropriate documentation relating to the commercial
                                              activities of the Company and the internal organization of the Company. Monthly reports detailing the commercial
                                              activities of the Company and the internal organization of the Company are supplied to all Directors. The meetings in which new Directors participate (including annual strategic planning sessions) as well as discussions with other
                                              Directors and with management permit new Directors to
                                              familiarize themselves rapidly with the operations of the
                                              Company. Facility visits can also be arranged for new
                                              Directors.

8.          Consider reducing the size        The Board of Directors is of the view that its size and
            of the Board of Directors,        composition is somewhat larger than ideal and intends to
            with a view to improving          reduce its size from 11 to 9 over a period of time reducing
            effectiveness                     both related and unrelated Directors.

9.          The Board of Directors            The Corporate Governance Committee, which also acts as the
            should review compensation        Compensation Committee, of the Board of Directors
            of Directors in light of          periodically reviews compensation policies in light of
            risks and responsibilities        market conditions and practices and in light of risks and
                                              responsibilities.

10.         Committees of the Board of        The Corporate Governance Committee is composed of three
            Directors should generally        outside Directors, two that are unrelated. This Committee
            be composed of unrelated          also acts as the Compensation Committee. The Corporate
            (non-management) Directors,       Governance Committee has the responsibility, upon the
            a majority of whom are            recommendation of the Chairman and Chief Executive Officer,
            unrelated Directors               for defining salary classes and levels and extent of
                                              participation in incentive programs. In addition, this
                                              Committee determines, based on the proposal of the Chairman of the Board, the persons eligible to benefit from the stock option plan and in which proportion, according to their
                                              position. The Corporate Governance Committee also assesses the performance of the Chairman and Chief Executive Officer and the Committee's recommendations in this regard are then presented to the Board of Directors. When a vacancy on the
                                              Board of Directors needs to be filled, the Chairman of the
                                              Board recommends the person or persons whom he deems
                                              appropriate to fill the vacancy and submits his proposal to the Corporate Governance Committee. The Corporate Governance
                                              Committee can then endorse such recommendations, which, if endorsed, are presented to the Board of Directors.

11.         The Board of Directors            The Corporate Governance Committee is responsible for
            should expressly assume           developing and monitoring the Company's approach to
            responsibility for, or            governance issues, the Company's response to the required
            assign to a committee the         Guidelines and recommending these policies to the Board of
            general responsibility for,       Directors.
            approach to corporate
            governance issues

12.a.       Define limits to
            Management's
            responsibilities by
            developing mandates for:

(i)         the Board of Directors            The Board of Directors is, by law, responsible for managing the business and affairs of the Company. Any responsibility which is not delegated to either Management or a Committee remains with the Board of Directors. In general, all matters of policy and all actions proposed to be taken which are not in the ordinary course of business require the prior
                                              approval of the Board of Directors or of a Board Committee to which approval authority has been delegated.

(ii)        the CEO                           The corporate objectives which the Chairman and Chief
                                              Executive Officer is responsible for meeting, with the rest of Management placed under his supervision, are determined by the strategic plans and the budget as they are approved each year by the Board of Directors. Performance of the
                                              Chairman and Chief Executive Officer and Management is
                                              assessed against the achievement of the strategic plans and the budget.

b.          the Board of Directors            The Board of Directors governs the strategic plan and
            should approve CEO's              budgets for the Company.
            corporate objectives

12.         Establish procedures to           While there are no formal structures in place to ensure that
            enable the Board of               the Board of Directors can function independently of
            Directors to function             Management, the Board of Directors of the Company is free to
            independently of management       ask one or more members of Management to withdraw during
                                              certain discussions. In addition, the Directors of the
                                              Company would not hesitate to meet without the presence of the members of Management who are also Directors, including the Chairman and Chief Executive Officer, if the
                                              circumstances were to so require.

13.a.       establish an Audit Committee      The roles and responsibilities of the Audit Committee have
            with a specifically defined       been specifically defined and approved by the Board of
            mandate                           Directors and include the review of the annual and interim financial statements and related statutory filings of the
                                              Company. The Audit Committee has direct communication
                                              channels with both the internal financial management and
                                              external auditors to discuss and review specific issues, as appropriate.

b.          all members should be             The Audit Committee is composed of three outside Directors,
            non-management Directors          all of whom are "unrelated" and are advised by the Executive
                                              Vice President and Chief Financial Officer.

14.         Implement a system to enable      Individual Directors may, if required, retain outside
            individual Directors to           advisors at the Company's expense.
            engage outside advisors, at
            the Company's expense

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

The following graph compares the yearly percentage change in the cumulative total shareholder return on the common shares of the Company to the cumulative total return of the TSE300 Total Return Index and the NASDAQ Industrial Index for the period which commenced December 31, 1997 and ended on December 31, 2002.

        Comparison of the five-year cumulative total shareholder return

                              [LINE CHART OMITTED]

                               1997     1998     1999     2000     2001     2002
                               ----     ----     ----     ----     ----     ----

NASDAQ Industrial Index      100.00   106.27   182.83   121.15   113.10    83.64

TSE Index                    100.00    96.81   125.59   133.35   114.76    98.73

Stake Technology Ltd.        100.00    33.71    46.29    82.29   124.00   180.00

(1) Assumes that $100.00 was invested in common shares of the Company and in each of the indices on December 31, 1997

Item 2 - APPOINTMENT OF AUDITORS

The Board of Directors has reappointed PricewaterhouseCoopers LLP ("PWC") as independent auditors for the year 2003. The shareholders are being asked to ratify the appointment of PWC for the year 2003 and to authorize the Board of Directors to fix their remuneration.

The Board of Directors recommend that the shareholders vote for the appointment of PWC, formed from the merger in 1998 of Price Waterhouse, Chartered Accountants, and Coopers & Lybrand, Chartered Accountants, who have been the Company's auditors since 1975. In the event that the Shareholders fail to ratify the appointment, the Board of Directors will reconsider its selection.

A representative of PWC will attend the Annual Meeting and will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions from shareholders in attendance.

During the Company's fiscal year ended December 31, 2002, the Company was billed the following aggregate fees by PWC.

Audit Fees

The total fees billed by PWC for professional services rendered for the audit of the Company's Consolidated Financial Statements for the fiscal year ended December 31, 2002 and the reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year was $263,000.

Financial Information Systems Design and Implementation Fees

No fees were billed by PWC to the Company for professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X (financial information systems design and implementation services).

All Other Fees

PWC billed the Company $45,000 for services related to compliance and advice on tax matters.

The Audit Committee did consider and conclude that the provision of the non-audit services is compatible with maintaining PWC's independence.

Item 3 - AMENDMENT TO THE COMPANY'S ARTICLES TO CHANGE THE NAME OF THE COMPANY

The Board of Directors has recommended passage of a special resolution to change the name of the Company to "SunOpta Inc." and unanimously recommends that the Company's shareholders pass this special resolution. The full text of the special resolution to change the Company's name is set forth in Exhibit B.

The Board has recommended the adoption of the special resolution because the Company's current name no longer fits with the stated mission and focus on development of vertically integrated natural and organic food businesses. The Board of Directors believes the proposed name more accurately reflects the current business of the Company.

Passage of the special resolution authorizing the application for amending articles to change the name of the Company from Stake Technology Ltd. to SunOpta Inc. requires the affirmative vote of two thirds (2/3) of the votes cast at the meeting. Proxies received in favour of management will be voted for the approval of the application for amending articles, unless a shareholder has specified in the proxy that his or her shares are to be voted against such resolution.

In the event the special resolution is not passed by the necessary majority, the name of the Company will not be changed and management has no alternative plans at the present time.

If the resolution is passed, Management will not file the Amended Articles until such time as it's transition plans are completed.

      The Board of Directors recommends a vote "For" the Special Resolution.

Item 4 - ADOPTION OF THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN

General

On May 7, 2003, the Board of Directors adopted, subject to shareholder approval, the Stake Technology Ltd. ("the Company") Employee Stock Purchase Plan (the "Purchase Plan"). The Board of Directors approved the Purchase Plan because the Directors believe that it is desirable to offer employees an inducement to acquire an ownership interest in the Company on a tax-favoured basis.

Set forth below is a general description of the terms of the Purchase Plan, which is qualified in its entirety by reference to the Purchase Plan a copy of which is attached hereto as Exhibit C.

The Purchase Plan

All employees who work 20 hours or more per week and more than five months in a calendar year and who have been continuously employed by the Company or a Designated Subsidiary for at least the six months immediately prior to any offering period are eligible to participate in the Purchase Plan. However, any employee who would own more than 5% of the voting power of the Company's stock immediately after a grant under the Purchase Plan is not eligible to participate and no participant may purchase more than $25,000 of common stock in any one calendar year, based on the undiscounted value of the common stock at the beginning of each offering period.

The Purchase Plan is implemented by a series of offering periods, with a new offering period starting on January 1 of each year (or such other times as may be determined by the Board of Directors). If the Purchase Plan is approved, the first offering period will begin on January 1, 2004. To participate in the Purchase Plan, an eligible employee will authorize the Company to deduct up to 10% of the employee's pay, not to exceed $25,000 per year, beginning on the first day of each designated offering period. On the first day of each offering period, each eligible employee who has elected to participate in the Purchase Plan will be granted an option to purchase shares of the Company's common stock. Unless a participating employee withdraws from the Purchase Plan prior to the end of the offering period, on the last day of the offering period the option will be automatically exercised for the purchase of a number of shares of the Company's common stock determined by dividing the employees' contributions during the offering period by the lesser of 90% of (or such other amount as determined by the Board not to exceed 85%) of (i) the fair market value of the common stock on the first day of the Offering period, or (ii) the fair market value of the common stock on the last day of the offering period. Under the Purchase Plan, the fair market value of a share of common stock on a given date shall be based on the closing sale price of the common stock on that trading date, as reported on the NASDAQ Small Cap Market or such other NASDAQ market on which the common stock may be reported for U.S. and foreign residents and as reported on the Toronto Stock Exchange for Canadian residents.

A participant may, on one occasion only during an offering period, decrease the amount of payroll deductions or may withdraw from participation in the Purchase Plan at any time. If a participant withdraws from the Purchase Plan or becomes ineligible to participate in the Purchase Plan, any accumulated employee contributions are paid back to such participant.

The Board of Directors may amend or terminate the Purchase Plan at any time and in any respect without shareholder approval unless shareholder approval of the amendment in question is required under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), any national securities exchange or system on which the common stock is then listed or reported, or under any other applicable laws, rules, or regulations. The Purchase Plan will continue in effect until June 30, 2025, subject to the right of the Board of Directors to terminate the Purchase Plan at any earlier time.

Certain Tax Consequences

United States Tax Consequences

The Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code and, as a result, participants will be afforded favorable tax treatment under Sections 421 and 423 of the Code. A participant in an offering under the Purchase Plan will not recognize income subject to Federal income tax at the commencement of an offering period or at the time shares are purchased. However, any discount from the market price on the purchase date may be subject to employment taxes (FICA and FUTA). No Federal income tax consequences result to the Company at the commencement of an offering period under the Purchase Plan, upon the subsequent purchases of Common Stock by participants, or upon the disposition of shares acquired under the Purchase Plan other than with respect to a disqualifying disposition (as described below). If no disposition of the common stock purchased in an offering period is made within two years from the commencement of such offering period or within one year from the date the common stock are transferred to the employee, then upon subsequent disposition of the shares, the participant will recognize ordinary income equal to the lesser of the gain recognized or 10 percent of the market price of the common stock on such commencement date under the discount factor currently fixed at 10 percent under the purchase plan. Any additional gain will be capital gain, and any loss recognized will be capital loss.

If the common stock's are disposed of within either two years after the option is granted or within one year after the participant receives the shares (a so-called disqualifying disposition), the participant will recognize ordinary income at the time of such disposition in an amount equal to the difference between the fair market value of the common stock at the time such shares were purchased and the purchase price of the common stocks, and the Company will generally be entitled to a corresponding deduction from its income. Any difference between such fair market value and the disposition price will be treated as capital gain or loss to the participant and will not be deductible by the Company.

Canadian Tax Consequences

The Purchase Plan does not qualify for any special treatment under the Income Tax Act (Canada). Section 7 of the Act governs the issuance of securities to employees and provides that the employee, upon acquiring securities, is deemed to have acquired a taxable benefit of the amount by which the value of the securities of the date of acquisition exceeds the acquisition price.

Other Information

It is not possible to determine the benefits that U.S. and Canadian employees will receive under the Purchase Plan since the number of shares and exercise prices for the options granted under the Purchase Plan depend on fluctuating market prices and cannot be determined until the end of each offering period.

The Board of Directors recommends that the stockholders vote FOR approval of the adoption of the Company's Employee Stock Purchase Plan and the reservation of 1,000,000 shares of the Company's common stock for issuance under the plan.

Passage of the resolution approving the adoption of the proposed employee stock purchase plan requires a simple majority of the votes cast at the meeting. Proxies received in favour of management will be voted for the adoption of such plan, unless a shareholder has specified in the proxy that his or her shares are to be voted against such resolution. In the event shareholder approval of the adoption of the plan is not given, the plan will not be implemented.

SHAREHOLDERS' PROPOSALS

All proposals of Shareholders intended to be presented at the Company's Annual Meeting of Shareholders in 2004, must be received at the Company's Executive Office no later than February 15, 2004 for inclusion in the Information Circular and Form of Proxy related to that meeting. The Company's next Annual Meeting of Shareholders is planned for June 2004.

OTHER MATTERS

NASDAQ corporate governance rules state that the required quorum for the Annual Meeting of Shareholders cannot be represented by less than 33 1/3% of the outstanding common shares. Therefore shareholders of at least 14, 205,650 common shares must participate directly or be present by proxy to validate the quorum requirements.

The Company encourages all of its shareholders to participate in the Annual and Special Meeting.

The Management of the Company does not know of any matters other than those stated in this Information Circular, which are to be presented for action at the meeting. If any other matters should properly come before the meeting, proxies will be voted on the other matters in accordance with the best judgement of the persons voting the proxies.

The Directors of the Company have approved the contents and the sending of this Information Circular.

Dated this 28th day of April, 2003.

                                        By Order of the Board of Directors

                                              \s\ Jeremy N. Kendall

                                              Jeremy N. Kendall
                                              Chairman of the Board and Chief
                                              Executive Officer

FORM 10-K

The Company will provide without charge to beneficial owners of common shares of the Company, upon written request, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2002 including financial statements and schedules thereto, as filed with the Securities and Exchange Commission, Washington, D.C. and the Ontario Securities Commission, Toronto, Ontario. Written requests should be directed to Susan Wiekenkamp, Information Officer of the Company, 2838 Highway 7, Norval, Ontario, Canada, L0P 1K0, or by fax at
(905) 455-2529 or by e-mail at swiekenkamp@staketech.com.

Shareholders should note that the Form 10-K, as well as Form 10-Q and press releases can be directly downloaded from www.sedar.com, www.edgar.com or from the Company's web site at www.staketech.com,

                                                                       Exhibit A

                              STAKE TECHNOLOGY LTD.

                             AUDIT COMMITTEE CHARTER

--------------------------------------------------------------------------------

1.    Overall Purpose/Objectives

The Audit Committee will assist the board in fulfilling its oversight responsibilities. The Audit Committee will review the financial reporting process, the system of internal and disclosure control and management of financial risks, the audit process, and the company's process for monitoring compliance with laws and regulations and its own code of business conduct. In performing its duties, the Audit Committee will maintain effective working relationships with the Board of Directors, management, and the internal and external auditors.

2.    Authority

The Board authorizes the Audit Committee, within the scope of its responsibilities, to:

o     Seek any information it requires from:

            - Any employee (and all employees are directed to co-operate with any request made by the Audit Committee).

            -     External parties.

o     Obtain outside legal or other professional advisers.

o     Ensure the attendance of company officers at meetings as appropriate.

3.    Organization

Membership

3.1 The Audit Committee will comprise three (3) members all of which will be non-executive directors.

3.2 Each member should be capable of making a valuable contribution to the committee.

3.3   All members should be independent of management.

3.4 The Chairman of the Audit Committee will be nominated by the Board from time to time.

3.5   Members will be appointed annually.

3.6   A quorum for any meeting will be two (2) members.

3.7 The Secretary of the Audit Committee will be the Company Secretary, or such other person as nominated by the Board.

Attendance at Meetings

3.8 The Audit Committee may invite such other persons (e.g. the CEO, CFO) to its meetings, as it deems necessary.

3.9 The internal and external auditors should be invited to make presentations to the Audit Committee as appropriate.

3.10 Meetings shall be held not less that four (4) times a year. Special meetings may be convened as required. Internal audit or the external auditors may convene a meeting if they consider that it is necessary.

3.11 The proceedings of all meetings will be recorded in minutes for approval and signature.

4.    Roles and Responsibilities

The Audit Committee will:

Internal Control

4.1 Evaluate whether management is setting the appropriate "control culture" by communicating the importance of internal control and the management of risk and ensuring that all employees have an understanding of their roles and responsibilities.

4.2 Consider how management is held to account for the security of computer systems and applications, and the contingency plans for processing financial information in the event of a systems breakdown.

4.3 Gain an understanding of whether internal control recommendations made by internal and external auditors have been implemented by management.

Financial Reporting

a) General

4.4 Gain an understanding of the current areas of greatest financial risk and how management is managing these effectively.

4.5 Consider with the internal and external auditors any fraud, illegal acts, deficiencies in internal control or other similar issues

4.6 Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements.

4.7 Ask management and the internal and external auditors about significant risks and exposures and the plans to minimize such risks.

4.8 Review any legal matters which could significantly impact the Consolidated Financial Statements.

b) Financial Statements

4.9 Review the annual and quarterly Consolidated Financial Statements and determine whether they are complete and consistent with the information known to committee members; assess whether the Consolidated Financial Statements reflect appropriate accounting principles.

4.10 Pay particular attention to complex and/or unusual transactions such as restructuring charges and derivative disclosures.

4.11 Focus on judgmental areas, for example those involving valuation of assets and liabilities; warranty, product or environmental liability; litigation reserves; and other commitments and contingencies.

4.12 Meet with management and the external auditors to review the Consolidated Financial Statements and the results of the audit.

4.13 Review the other sections of the Annual Report before its relapse and consider whether the information is understandable and consistent with members' knowledge about the company and its operations.

c) Preliminary Announcements, Interim Financial Statements and Analysts
Briefings

4.14 Be briefed on how management develops preliminary announcements, interim financial information and analysts briefings; the extent of internal audit involvement; and the extent to which the external auditors review such information.

4.15 Assess the fairness of the preliminary and interim statements and disclosures, and obtain explanations from management and internal and external auditors on whether:

      - Actual financial results for the interim period varied significantly from budgeted or projected results.

      - Changes in financial ratios and relationships in the interim financial statements are consistent with changes. in the Company's operations and financing practices.

      - Generally accepted accounting principles have been consistently applied.

      - There are any actual or proposed changes in accounting or financial reporting practices.

      -     There are any significant or unusual events or transactions.

      - The company's financial and operating controls are functioning effectively.

      - The preliminary announcements and interim financial statements contain adequate and appropriate disclosures.

Internal Audit (when applicable)

4.16 Review the activities and organizational structure of the internal audit function and ensure no unjustified restrictions or limitations are made.

4.17 Review the qualifications of internal audit personnel and concur in the appointment, replacement, reassignment or dismissal of the director of internal audit.

4.18  Review the effectiveness of the internal audit function.

4.19 Meet separately with the director of internal audit to discuss any matters that the committee or auditors believe should be discussed privately.

4.20 Ensure that significant findings and recommendations made by the internal auditors are received and discussed on a timely basis.

4.21 Ensure that management responds to recommendations by the internal auditors.

External Audit

4.22 Review the external auditors' proposed audit scope and approach and ensure no unjustified restrictions or limitations have been placed on the scope.

4.23  Review the performance of the external auditors.

4.24 Consider the independence of the external auditor, including reviewing the range of services provided in the context of all consulting services bought by the Company.

4.25 Make recommendations to the Board regarding the reappointment of the external auditors.

4.26 Meet separately with the external auditors to discuss any matters that the committee or auditors believe should be discussed privately.

4.27 Ensure that significant finds and recommendations made by the external auditors are received and discussed on a timely basis.

4.28 Ensure that management responds to recommendations by the external auditors.

Compliance with Laws and Regulations

4.29 Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management's investigation and follow-up (including disciplinary action) of any fraudulent acts or non-compliance.

4.30 Obtain regular updates from management and company's legal counsel regarding compliance matters.

4.31 Be satisfied that all regulatory compliance matters have been considered in the preparation of the financial statements.

4.32  Review the findings of any examinations by regulatory agencies.

Compliance with the Company's Code of Conduct

4.33 Ensure that the code of conduct is in writing and that arrangements are made for all employees to be aware of it.

4.34 Evaluate whether management is setting the appropriate "tone at the top" by communicating the importance of the code of conduct and the guidelines for acceptable behavior.

4.35  Review the process for monitoring compliance with the code of conduct.

4.36  Obtain regular updates from management regarding compliance.

Reporting Responsibilities

4.37 Regularly update the Board about committee activities and make appropriate recommendations.

4.38 Ensure the Board is aware of matters which may significantly impact the financial condition or affairs of the business.

Other Responsibilities

4.39  Perform other oversight functions as requested by the full Board.

4.40 If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist.

4.41 Review and update the Audit Committee Charter; receive approval of changes from the Board.

4.42  Evaluate the committee's own performance on a regular basis.

                                                                       Exhibit B

                               SPECIAL RESOLUTION

RESOLVED THAT:

As a special resolution the Articles of the Company are hereby amended to change the name of the Company from Stake Technology Ltd. to SunOpta Inc.

                                                                       Exhibit C

                              STAKE TECHNOLOGY LTD.

                          EMPLOYEE STOCK PURCHASE PLAN

      Subject to shareholder approval, the Employee Stock Purchase Plan (the "Plan") was approved by the Board of Directors (the "Board") of Stake Technology Ltd. ("the Company"), on May 7, 2003, at which time 1,000,000 common shares ("common stock"), without par value, were reserved for the grant of Options under the Plan.

      1. Purpose. The purpose of the Plan is to provide Employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

      2. Definitions.

            (a) "Board" shall mean the Board of Directors of the Company, or a committee of the Board of Directors named by the Board to administer the Plan.

            (b) "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

            (c) "Common Stock" shall mean common shares without par value, of the Company.

            (d) "Company" shall mean Stake Technology Ltd.

            (e) "Compensation" shall mean all compensation that is taxable income for federal income tax purposes, including, payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions and other compensation received from the Company or a Designated Subsidiary, but excludes relocation expense reimbursements, tuition or other reimbursements and income realized as a result of participation in any stock option, stock purchase or similar plan of the Company or a Designated Subsidiary.

            (f) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

            (g) "Contributions" shall mean all amounts credited to the account of a participant pursuant to the Plan.

            (h) "Discount Factor" shall mean 90% or such other amount as determined by the Board, up to a maximum of 85% provided that such change is announced at least 15 days prior to the scheduled beginning of an Offering Period.

            (i) "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

            (j) "Employee" shall mean any person who is customarily employed for at least 20 hours per week and more than five months in a calendar year by the Company or one of its Designated Subsidiaries.

            (k) "Exercise Date" shall mean the last business day of each Offering Period of the Plan.

            (l) "Exercise Price" shall mean with respect to an Offering Period, an amount equal to the Fair Market Value (as defined in paragraph 7(b)) of a share of Common Stock on the Offering Date or on the Exercise Date, whichever is lower, multiplied by the Discount Factor; provided, however, that in the event
(i) of any stockholder-approved increase in the amount of common stock available for issuance under the Plan, and (ii) all or a portion of such additional common stock is to be issued with respect to the Offering Period that is underway at the time of such increase ("Additional Shares"), and (iii) the Fair Market Value of the Common Stock on the date of such increase (the "Approval Date Fair Market Value") is higher than the Fair Market Value on the Offering Date for any such Offering Period, then in such instance the Exercise

Price with respect to Additional Shares shall be the Approval Date Fair Market Value or the Fair Market Value on the Exercise Date, whichever is lower, multiplied by the Discount Factor.

            (m) "National Securities Exchange" shall mean the Toronto Stock Exchange for Canadian resident employees and the NASDAQ Small Cap Market for United States or other foreign resident employees, unless changed by the Board.

            (n) "Offering Date" shall mean the first business day of each Offering Period of the Plan.

            (o) "Offering Period" shall mean an annual period of twelve months commencing on January 1 of each year.

            (p) "Plan" shall mean this Employee Stock Purchase Plan.

            (q) "Subsidiary" shall mean a the Company, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such the Company now exists or is hereafter organized or acquired by the Company or a Subsidiary.

      3. Eligibility.

      (a) Any person who has been continuously employed as an Employee for six months as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan and further, subject to the requirements of paragraph 5(a) and the limitations imposed by Section 423(b) of the Code.

      (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose common stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own common stock and/or hold outstanding options to purchase common stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds USD $25,000 of CDN $37,500 of fair market value of such stock as defined in paragraph 7(b) (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. Any option granted under the Plan shall be deemed to be modified to the extent necessary to satisfy this paragraph 3(b).

      4. Offering Periods. The Plan shall be implemented by a series of Offering Periods, with a new Offering Period commencing on January 1 of each year (or at such other time or times as may be determined by the Board of Directors). The Plan shall continue until terminated in accordance with paragraph 19 hereof. The Board shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least 15 days prior to the scheduled beginning of the first Offering Period to be affected.

      5. Participation.

            (a) An eligible Employee may become a participant in the Plan by completing an Enrollment Form provided by the Company and filing it with the Company or its designee prior to the applicable Offering Date. The enrollment form and its submission may be electronic as directed by the Company. The enrollment form shall set forth the percentage of the participant's Compensation (which shall be not less than 1% and not more than 10%) to be paid as Contributions pursuant to the Plan.

            (b) Payroll deductions shall commence with the first payroll following the Offering Date and shall end on the last payroll paid on or prior to the Exercise Date of the Offering Period to which the Enrollment Form is applicable, unless sooner terminated as provided in paragraph 10.

      6. Method of Payment of Contributions.

            (a) Each participant shall elect to have payroll deductions made on each payroll during the Offering Period in an amount not less than 1% and not more than 10% of such participant's Compensation on each such payroll; provided that the aggregate of such payroll deductions during the Offering Period shall not exceed 10% of the participant's aggregate Compensation during said Offering Period (or such greater percentage as the Board may establish from time to time before an Offering Date). All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

            (b) A participant may discontinue his or her participation in the Plan as provided in paragraph 10, or, on one occasion only during the Offering Period, may decrease, but may not increase, the rate of his or her Contributions during the Offering Period by completing and filing with the Company a new Enrollment Form authorizing a change in the deduction rate. The change in rate shall be effective as of the beginning of the next payroll period following the date of filing of the new Enrollment Form, if the Enrollment Form is completed at least ten days prior to such date, and, if not, as of the beginning of the next succeeding payroll period.

            (c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and paragraph 3(b), a participant's payroll deductions may be decreased to zero at such time and for so long as the aggregate of all payroll deductions accumulated with respect to the current Offering Period and any other Offering Period ending within the current calendar year equals USD $25,000 or CDN $37,500.

      7. Grant of Option.

            (a) On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period a number of shares of the Common Stock determined by dividing such Employee's Contributions accumulated prior to such Exercise Date and retained in the participant's account as of the Exercise Date by the applicable Exercise Price; provided however, that such purchase shall be subject to the limitations set forth in paragraphs 3(b) and
12. The fair market value of a share of the Common Stock shall be determined as provided in paragraph 7(b).

            (b) The fair market value of the common stock on a given date shall be determined by the Board based on (i) if the Common Stock is listed on a National Securities Exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last sale price of the common stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), on the composite tape or other comparable reporting system or (ii) if the common stock is not listed on a national securities exchange and such price is not regularly reported, the mean between the bid and asked prices per share of the common stock at the close of trading in the over-the-counter market.

      8. Exercise of Option. Unless a participant withdraws from the Plan as provided in paragraph 10, his or her option for the purchase of shares will be exercised automatically on the Exercise Date of the Offering Period, and the maximum number of full shares of common stock subject to the option will be purchased for him or her at the applicable Exercise Price with the accumulated Contributions in his or her account. If a fractional number of shares results, then such number shall be rounded down to the next whole number and any unapplied cash shall be carried forward to the next Exercise Date, unless the participant requests a cash payment. The common stock purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Exercise Date. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

      9. Delivery. Upon the written request of a participant, certificates representing the common stock purchased upon exercise of an option will be issued as promptly as practicable after the Exercise Date of each Offering Period to participants who wish to hold their shares in certificate form. Any cash remaining in a participant's account under the Plan after a purchase by him or her of common stock at the termination of each Offering Period shall be carried forward to the next Exercise Date unless the participant requests a cash payment.

      10. Withdrawal; Termination of Employment.

            (a) A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to the Exercise Date of the Offering Period by giving written notice to the Company or its designee. All of the participant's Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of shares will be made during the Offering Period.

            (b) Upon termination of the participant's Continuous Status as an Employee prior to the Exercise Date of the Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under paragraph 14, and his or her option will be automatically terminated.

            (c) In the event an Employee fails to remain in Continuous Status as an Employee for at least 20 hours per week during the Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

            (d) A participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

      11. Interest. No interest shall accrue on the Contributions of a participant in the Plan.

      12. Stock.

            (a) The maximum number of shares of common stock which shall be made available for sale under the Plan shall be 1,000,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 18. If the total amount of common stock which would otherwise be subject to options granted pursuant to paragraph 7(a) on the Offering Date of an Offering Period exceeds the amount of common stock then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the common stock remaining available for option grants in as uniform a manner as shall be practicable and as it shall determine to be equitable. Any amounts remaining in an Employee's account not applied to the purchase of common stock pursuant to this paragraph 12 shall be refunded on or promptly after the Exercise Date. In such event, the Company shall give written notice of such reduction of the amount of common stock subject to the option to each Employee affected thereby and shall similarly reduce the rate of Contributions, if necessary.

            (b) The participant will have no interest or voting right in common stock covered by his or her option until such option has been exercised.

      13. Administration. The Board shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.

      14. Designation of Beneficiary.

            (a) A participant may designate a beneficiary who is to receive any common stock and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of the Offering Period but prior to delivery to him or her of such common stock and cash. In addition, a participant may designate a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the Exercise Date of the Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective. Beneficiary designations shall be made either in writing or by electronic delivery as directed by the Company.

            (b) Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by submission of the required notice, which may be electronic. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such common stock and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such common stock and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

      15. Transferability. Neither Contributions credited to a participant's account nor any rights with regard to the exercise of an option or to receive common stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in paragraph 14) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with paragraph 10.

      16. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees promptly following the Exercise Date, which statements will set forth the amounts of Contributions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

      17. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by unexercised options under the Plan and the number of shares of common stock which have been authorized for issuance under the Plan but are not yet subject to options (collectively, the "Reserves"), as well as the price per share of common stock covered by each unexercised option under the Plan, shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of shares of common stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of common stock subject to an option.

      In the event of the proposed dissolution or liquidation of the Company, an Offering Period then in progress will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger, consolidation or other capital reorganization of the Company with or into another the Company, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by such successor the Company or a parent or subsidiary of such successor the Company, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in paragraph 10. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets, merger or other reorganization, the option confers the right to purchase, for each share of common stock subject to the option immediately prior to the sale of assets, merger or other reorganization, the consideration (whether stock, cash or other securities or property) received in the sale of assets, merger or other reorganization by holders of Common Stock for each share of Common Stock held on the effective date of such transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of common stock); provided, however, that if such consideration received in such transaction was not solely common stock of the successor the Company or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor the Company, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor the Company or its parent equal in fair market value to the per share consideration received by holders of common stock in the sale of assets, merger or other reorganization.

      The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the reserves, as well as the price per share of common stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other the Company.

      18. Amendment or Termination.

            (a) The Board may at any time terminate or amend the Plan. Except as provided in paragraph 18, no such termination may affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant provided that an Offering Period may be terminated by the Board on an Exercise Date or by the Board's setting a new Exercise Date with respect to an Offering Period then in progress if the Board determines that termination of the Offering Period is in the best interests of the Company and the stockholders or if continuation of the Offering Period would cause the Company to incur adverse accounting charges in the generally-accepted accounting rules applicable to the Plan. In addition, to the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

            (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board shall be entitled to change the Offering Periods, change the Discount Factor between 0 and 15%, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than Canadian or United States dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board determines in its sole discretion advisable that are consistent with the Plan.

      19. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

      20. Conditions Upon Issuance of Shares. Shares of common stock shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares of common stock pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares of common stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares of common stock are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

      21. Right to Terminate Employment. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Employee or other optionee the right to continue in the employment of the Company or any Subsidiary, or affect any right which the Company or any Subsidiary may have to terminate the employment of such Employee or other optionee.

      22. Rights as a Stockholder. Neither the granting of an option nor a deduction from payroll shall constitute an Employee the owner of shares covered by an option. No optionee shall have any right as a stockholder unless and until an option has been exercised, and the shares of common stock underlying the option have been registered in the Company's share register.

      23. Term of Plan. The Plan became effective upon its adoption by the Board in May 2003 and shall continue in effect until June 30, 2025 unless sooner terminated under paragraph 19.

      24. Applicable Law. This Plan shall be governed in accordance with the laws of the Province of Ontario, applied without giving effect to any conflict-of-law

      [LOGO] StakeTech
             STAKE TECHNOLOGY LTD.

April 28, 2003

                   To Registered and Beneficial Shareholders:

In accordance with National Instrument 54-101, shareholders may elect annually to have their names added to Stake Technology Ltd.'s Supplemental Mailing List. In order to receive Press Releases and Interim Financial Statements, please complete the following and forward to the offices of:

                              Stake Technology Ltd.
                     2838 Highway 7, Norval, Ontario L0P 1K0

I HEREBY CERTIFY that I am a Shareholder of the Company, and as such, request that you add me to your Supplemental Mailing List.

We are asking that you consider retrieving news, including financial information through the Company's web site: www.staketech.com. Alternatively, the Company's financial information can be accessed on both Sedar (www.sedar.com) and Edgar (www.edgar.com).

    INFORMATION REQUESTED:           DISTRIBUTION METHOD:
|_| 10Q                          |_| E-mail
|_| 10K                          |_| Fax
|_| Press Release                |_| Regular mail

Return by e-mail, fax or mail to: Susan Wiekenkamp, Information Officer
                                  Stake Technology Ltd.
                                  2838 Highway 7, Norval, Ontario Canada L0P 1K0 E-mail: swiekenkamp@staketech.com
                                  Tel: (905) 455-2528, ext. 103
                                  Fax: (905) 455-2529

Name:      _____________________________________________________________________
                (PLEASE PRINT)
Address:   _____________________________________________________________________

E-mail:    _____________________________________________________________________

Telephone: _____________________________ Fax: __________________________________

                                         SIGNED: _______________________________

[LOGO] StakeTech
       STAKE TECHNOLOGY LTD.

                                                                   FORM OF PROXY

             Annual and Special Meeting of Shareholders of Stake Technology Ltd.

================================================================================

This proxy is solicited by the Board of Directors and the Management of Stake Technology Ltd. for use at the Annual and Special Meeting of Shareholders to be held at the "Windsor Ballroom" at Le Royal Meridien King Edward Hotel, 37 King Street East, Toronto, Ontario, Canada on Wednesday, June 18, 2003 at 4:00 p.m. EDT, or any adjournment thereof, in the same manner, to the same extent and with the same powers as if the undersigned were personally present at the said meeting or any adjournment thereof.

Appointment of Proxy

I/We being shareholder(s) of Stake Technology Ltd. hereby appoint(s): Jeremy Kendall, or failing him Cyril Ing, both officers of the Company

                                       OR

Print the name of the person you are appointing as your proxyholder if this person is someone other than Jeremy Kendall or Cyril Ing

________________________________________________________________________________

As my/our proxy with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and in their discretion on all other matters that may properly come before the Annual and Special Meeting of Shareholders of Stake Technology Ltd.

1)    Election of Directors

      01 Dennis Anderson                  |_| FOR        |_| WITHHOLD

      02 Stephen Bronfman                 |_| FOR        |_| WITHHOLD

      03 Robert Fetherstonhaugh           |_| FOR        |_| WITHHOLD

      04 Katrina Houde                    |_| FOR        |_| WITHHOLD

      05 Cyril Ing                        |_| FOR        |_| WITHHOLD

      06 Jeremy Kendall                   |_| FOR        |_| WITHHOLD

      07 Camillo Lisio                    |_| FOR        |_| WITHHOLD

      08 James Rifenbergh                 |_| FOR        |_| WITHHOLD

      09 Joseph Riz                       |_| FOR        |_| WITHHOLD

      10 Allan Routh                      |_| FOR        |_| WITHHOLD

2)    Appointment of Auditors

      The Board of Directors recommends a vote FOR the Appointment of the Auditors

      Appointment of PricewaterhouseCoopers as Auditors of the Company for 2003 and to authorize the Directors to fix their remuneration.

                                          |_| FOR     |_| AGAINST    |_| ABSTAIN

3)    Change of Company Name

      The Board of Directors recommends a vote FOR the passage of the special resolution to change the Company name.

      Approving change of Company name to SunOpta Inc.

                                          |_| FOR     |_| AGAINST    |_| ABSTAIN

4)    Adoption of Employee Stock Purchase Plan

      The Board of Directors recommends a vote FOR the adoption of the Employee Stock Purchase Plan.

      Resolution approving the adoption of the Employee Stock Purchase Plan

                                          |_| FOR     |_| AGAINST    |_| ABSTAIN

5) To consider and take action upon such other matters as may properly come before the meeting, or any adjournment or adjournments thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.

If the officers named in this proxy are appointed by the undersigned and no direction is made, such officers will vote and vote for proposals 1, 2, 3 and 4. If a person other than the officers named is appointed and no direction is made, such person may vote such shares at his/her discretion. If any amendment or variation to the matters identified above are proposed at the meeting, discretionary authority is hereby conferred with respect thereto. Management is not aware of any other matter to come before the meeting not disclosed above.

Authorized Signature(s) - Sign Here - This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting preferences are indicated above, this form of proxy will be voted as recommended by Management.


____________________________________    ________________________________________
Signature(s)                            Date

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE

NOTES OF PROXY:

1. You have the right to appoint a different person or company (with appropriate documentation) of your choice, who need not be a shareholder, to attend and act on your behalf at the Annual and Special Meeting of Stake Technology Ltd. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse). The common shares represented by this form of proxy may be voted in the discretion of the proxyholder with respect to amendments or variations to the matters identified in the notice of meeting and with respect to other matters that may properly be brought before the meeting.

2. If the common shares are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this form of proxy. If you are voting on behalf of a corporation or another individual, documentation evidencing your power to sign this form of proxy with signing capacity stated may be required.

3. This instrument of proxy will not be valid and not be acted upon or voted unless it is completed as outlined herein and delivered to the attention of ADP Investor Communications, Proxy Department, 5970 Chedworth Way, Mississauga, ON, L5R 4G5, by 4:00 p.m. E.D.T., on Wednesday, June 18, 2003 or by delivering it to the Chairman of the meeting on the day of the meeting or any adjournment thereof prior to the time of voting.

4. In order to expedite your vote, you may use a touch-tone telephone or the Internet. To vote by telephone, call toll free 1-800-474-7493 (English) or 1-800-474-7501 (French). You will be prompted to provide your 12 digit number located below on this form. The telephone or Internet voting service is not available on the day of the meeting and the telephone system cannot be used if you plan to attend the meeting or designate another person to attend on your behalf.

      To vote via the Internet, go to www.proxyvotecanada.com and follow the simple instructions.

      You may send your completed and signed Proxy by facsimile to 905-507-7793 or 514-281-8911.

5. The form of proxy should be signed in the exact manner as the name appears on the form of proxy.

6. If the form of proxy is not dated, it will be deemed to bear the date on which it was mailed to the holder.

7.    Proxy will be voted as directed.